UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

Colorado Wyoming Reserve Company

(Exact name of Registrant as specified in its charter)

Wyoming	000-09482	83-0246080

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Horizon Court, Suite 205, Grand Junction, Colorado	81506

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 255-9995

Item 5. Other Events.

     On December 17, 2003, pursuant to the terms of a farmout agreement, Colorado Wyoming Reserve Company (the “Company”) elected to participate in the extension of an assignment of a lease regarding land located in San Juan County, Utah. The Company has a 42.5% working interest in the lease, and the lessor is the Department of the Interior.

     On January 5, 2004, pursuant to the terms of a farmout agreement, the Company elected to participate in the acquisition of an oil and gas lease with respect to two wells located in San Juan County, Utah. The lessor is the Bureau of Land Management, and the Company and the other participants intend to recomplete the two wells upon resolution of certain contractual obligations and other issues.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO WYOMING RESERVE COMPANY

	By:	/s/ Kim M. Fuerst
Name: Kim M. Fuerst
Title: President, Chief Executive
Officer, and Treasurer

Dated: January 30, 2004